Exhibit 23.1

       Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of American Woodmark Corporation for the registration of 47,934 shares of its common stock and to the incorporation by reference therein of our report dated June 9, 1999, with respect to the consolidated financial statements of American Woodmark Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended April 30, 1999, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference therein of our report dated July 12, 1999 with respect to the financial statement schedule of American Woodmark Corporation for the years ended April 30, 1999, 1998, and 1997 included in the Annual
Report on Form 10-K for 1999 filed with the Securities and Exchange Commission.


                                     /s/ERNST & YOUNG LLP



Baltimore Maryland
July 12, 1999